UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of Earliest Event Reported): April 28, 2005


                      BRILLIANT DIGITAL ENTERTAINMENT, INC.
             (Exact name of registrant as specified in its charter)


          DELAWARE                   001-14480                   95-4592204
(State or other jurisdiction       (Commission                 I.R.S. Employer
     of incorporation)              File Number)             Identification No.)


                       14011 VENTURA BOULEVARD, SUITE 501
                         SHERMAN OAKS, CALIFORNIA 91423
                (Address of Principal Executive Offices/Zip Code)


                                 (818) 386-2180
              (Registrant's telephone number, including area code)


         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

         |_|      Written   communications   pursuant  to  Rule  425  under  the
                  Securities Act (17 CFR 230.425)

         |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(B))

         |_| Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))


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ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On April 28, 2005, the Registrant entered into a First Amendment to Strategic Alliance and Distribution Agreement ("First Amendment"), and a Second Amendment to Strategic Alliance and Distribution Agreement (the "Second Amendment" and, together with the First Amendment, the "Amendments"), both dated effective as of April 25, 2005, which Amendments revise that certain Strategic Alliance and Distribution Agreement dated April 14, 2003 (the "Original Agreement") between the Registrant and Focus Interactive, Inc. (formerly known as The Excite Network, Inc.) ("Focus"), a subsidiary of Ask Jeeves, Inc. The Original Agreement, First Amendment and Second Amendment are hereinafter referred to as the "Agreement." The Amendments modified the royalty and other economic terms of the Agreement, provided for the payment by Focus of an additional advance against future royalties and other payments, and extended the term of the Agreement for an additional year. The Agreement now expires on July 26, 2006, unless terminated earlier in accordance with its terms.


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


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          BRILLIANT DIGITAL ENTERTAINMENT, INC.



Date:    May 3, 2005                By:            /s/ Kevin Bermeister
                                          --------------------------------------
                                                   Kevin Bermeister
                                                   Chief Executive Officer


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